*090204*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

| Filed in the office of<br>Barbara K. Cegavske<br>Secretary of State<br>State of Nevada | Document Number<br>**20180072676-69** |
| --- | --- |
| | Filing Date and Time<br>**02/13/2018 12:06 PM** |
| | Entity Number<br>**C28165-1998** |

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Creative Medical Technology Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Section (a) of Article IV is hereby amended to read as follows:

(a) Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 3,000,000,000 at a par value of $.001 per share. (See attached)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 65,844,993

4. Effective date and time of filing: (optional) Date: 02/22/2018 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

**CERTIFICATE OF AMENDMENT**
**TO THE**
**ARTICLES OF INCORPORATION**
**OF**
**CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.**

The Articles of Incorporation of Creative Medical Technology Holdings, Inc., a Nevada corporation, are hereby amended as follows:

1. Section (a) of Article IV is hereby amended to read as follows:

(a) Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 3,000,000,000 at a par value of $.001 per share. All stock, when issued shall be fully paid and non-assessable, shall be of the same class, and shall have the same rights and preferences.

Each share of Common Stock shall be entitled to one vote at a stockholders' meeting, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholder meetings, whether they be annual or special, shall not be permitted.

The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts, and private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

Stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation except as may be agreed upon from time to time by the Corporation and any stockholder.

2. That said amendment was duly adopted in accordance with the provisions of the laws of the State of Nevada.

**IN WITNESS WHEREOF, CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.** has caused this Certificate of Amendment to be signed by Timothy Warbington, its duly authorized Chief Executive Officer, as of this 2nd day of February 2018.

**CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.**
A Nevada corporation

By: [signature]
Timothy Warbington, Chief Executive Officer